EXHIBIT 99.3
CERTIFICATE OF AMENDMENT
TO THE RESTATED CERTIFICATE OF INCORPORATION OF
QUALCOMM INCORPORATED
     QUALCOMM Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     FIRST: The name of the corporation is QUALCOMM Incorporated (the “Corporation”).
     SECOND: Article VI of the Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows, except for subsections B, C, D and E, as noted below, which shall remain unchanged:
“VI.
     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.
     At the 2006 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of stockholders. At the 2007 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of stockholders. At the 2008 annual meeting of stockholders, all directors shall be elected for a term expiring at the 2009 annual meeting of stockholders. At each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders.
     Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with this paragraph shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.”
- Subsections B, C, D and E are unchanged -
     “F. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. If the holders of any class or series of capital stock are entitled to elect one (1) or more directors by this certificate of incorporation, as amended from time to time, the removal of such directors without cause shall be by a vote of the outstanding shares of that series or class of capital stock and not the outstanding shares of capital stock as a whole.”
     THIRD: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, QUALCOMM Incorporated has caused this Certificate of Amendment to be signed by the undersigned, thereunto duly appointed, this 7th day of March, 2006.

By:

Cameron Jay Rains,
               Secretary